June 21, 2002
Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:
We were previously independent auditors for the Gartmore Mutual Funds (the "Trust") which, as of October 31, 2001 was comprised of the Gartmore
 Millenium Growth Fund, Gartmore Growth Fund,
Gartmore Total Return Fund, Gartmore Value Opportunities
 Fund, Gartmore Growth 20 Fund, Gartmore Global and
Technology and Communications Fund, Gartmore
Emerging Markets Fund, Gartmore International Growth
Fund, Gartmore Global Leaders Fund, Gartmore
International Small Cap Growth Fund, Nationwide Large
Cap Growth Fund, Nationwide Large Cap Value Fund,
Nationwide Small Cap Fund, Nationwide Bond Fund,
Nationwide Government Bond Fund, Nationwide Tax-Free
Income Fund, Nationwide High Yield Bond Fund, Nationwide
 Morley Enhanced Income Fund, Nationwide Money
Market Fund, Gartmore Global Health Sciences Fund,
Nationwide Morley Capital Accumulation Fund,
Northpointe Small Cap Value Fund, Nationwide
Mid Cap Market Index Fund, Nationwide Small Cap
Index Fund, Nationwide International Index Fund,
Nationwide Bond Index Fund, Nationwide
S&P 500 Index Fund, Nationwide Investor Destinations
Aggressive Fund, Nationwide Investor Destinations
Moderately Aggressive Fund, Nationwide Investor
Destinations Moderate Fund, Nationwide Investor
Destinations Moderately Conservative Fund, and
Nationwide Investor Destinations Conservative Fund)
(collectively, the "Funds") and, under the date of December
 14, 2002, we reported on the Funds' statements of assets and liabilities as of October 31, 2001 and their statements of operations for each of the periods in the year then ended, statements of changes in net assets for each of the periods in the two years then ended and financial highlights for each of the periods in the five years then ended. On March 20, 2002, we resigned as independent auditors of the Trust. We have read the Trust's statements regarding the change in its independent auditors included in the Notes to Financial Statements in the April 30, 2002 semi-annual reports of the Funds and in the Trust's Form N-SAR to be filed in June 2002, and we agree with such statements.
Very truly yours,